UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2018 (February 9, 2018)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2018, Mr. W. Brett Smith was appointed to the Board of Directors of Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., which is the general partner of Energy Transfer Partners, L.P. (the “Partnership”), effective immediately. Mr. Smith has also been appointed to the audit committee of the Partnership’s Board of Directors replacing Ray C. Davis. There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Smith was appointed as a director. At this time, the Partnership is not aware of any transactions, since the beginning of the Partnership’s last fiscal year, or any currently proposed transactions, in which the Partnership was or is to be a participant involving amounts exceeding $120,000, and in which Mr. Smith had or will have a direct or indirect material interest. Consistent with other non-employee members of the Board of Directors, Mr. Smith will be eligible to receive cash compensation for his service on the Board of Directors and equity compensation under the Second Amended and Restated 2008 Long-Term Incentive Plan, as described in the Definitive Proxy Statement on Schedule 14A filed by the Partnership with the SEC on October 24, 2014. Mr. Smith will remain on the Board of Directors of Sunoco GP LLC, the general partner of Sunoco LP, and Mr. Davis will continue to serve as a member of the Partnership’s Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

		By:	Energy Transfer Partners GP, L.P.
its General Partner

		By:	Energy Transfer Partners, L.L.C.
its General Partner

Date:	February 15, 2018	By:	/s/ Thomas E. Long
		Name:	Thomas E. Long
		Title:	Chief Financial Officer